UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 24, 2010
CPEX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-33895	26-1172076

(Commission file number)	(IRS Employer Identification Number)

2 Holland Way, Exeter, New Hampshire	03833

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 658-6100
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 24, 2010, the unsolicited tender offer (the “Offer”) commenced by RSR Acquisition Company (“RSR”) to acquire all outstanding shares of common stock of CPEX Pharmaceuticals, Inc. (the “Company”) for $16.00 per share expired without RSR accepting any such shares for payment.
     Also on May 24, 2010, the Board of Directors of the Company (the “Board”) took action, as permitted by the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated as of June 13, 2008 (the “Rights Agreement”), so that upon the expiration of the Offer, the Distribution Date (as defined in the Rights Agreement) reverted to being as set forth in the Rights Agreement, irrespective of the Board’s prior action on May 4, 2010 to extend the Distribution Date in connection with the Offer. A copy of the Rights Agreement has been filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 18, 2008.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPEX PHARMACEUTICALS, INC. Registrant
By:	/s/ Robert P. Hebert
Robert P. Hebert
Vice President and Chief Financial Officer
Dated: May 25, 2010